Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form F-1 of Fitell Corporation of our report dated October 24, 2023, relating to our audits of the financial statements of the Fitell Corporation for the years ended June 30, 2023 and 2022.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

February 20, 2024